UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other events.

On January 22, 2015, the NASDAQ Listing Qualifications department (“NASDAQ”) notified Smith Micro Software, Inc. (the “Company”) that the Company had regained compliance with the $1.00 minimum bid price requirement, as required by Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

As previously disclosed, on October 23, 2014, the Company received a letter from NASDAQ indicating that the Company had failed to comply with the Minimum Bid Price Rule. As of January 21, 2015, the Company’s Common Stock had closed with a bid price of $1.00 per share or greater for at least ten consecutive business days, which brings the Company back into compliance with the Minimum Bid Price Rule. Accordingly, NASDAQ has informed the Company that it has regained compliance with the Minimum Bid Price Rule.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1 of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

9.01(d) Exhibits.

99.1	Press Release dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: January 26, 2015	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer

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